Exhibit 10.9

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of August 23, 2002 (the “Amendment”), by and between COMERICA BANK – CALIFORNIA (“Bank”) and TRIPATH TECHNOLOGY INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 12, 2002, as amended (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Subsection (i) of the definition of “Eligible Accounts” in Section 1.1 of the Agreement is hereby amended to read as follows:  “(i)  Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts (the “Concentration Limit”), to the extent such obligations exceed the aforementioned percentage except as approved in writing by the Bank, provided that the Concentration Limit shall be 50% for Komatsu Semiconductor Corp., Quanta Computer Inc., Solectron Technology Singapore PTE LTD, World Vantage Tech (Holdings) LTD, and Dynax Electronics (HK) LTD (such exceptions are reviewable on an ongoing basis);”.

2.             The following defined term in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

                “Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit (A) in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, and (B) upon which Bank is the beneficiary, or (ii) are supported by credit insurance acceptable to Bank, or (iii) are Accounts on which the account debtor is approved in writing by Bank, including without limitation Komatsu Semiconductor Corp., Quanta Computer Inc., and Solectron Technology Singapore PTE LTD (provided that the advance rate on such accounts shall be 60% unless supported by a letter of credit or credit insurance as set forth in subsections (i) or (ii) hereof) (such exceptions are reviewable on an ongoing basis).

3.             The reference to “$1,500,000” in Section 2.1(b)(i) of the Agreement is hereby amended to read “$2,000,000”.

4.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement and the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

5.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRIPATH TECHNOLOGY INC.

By:

Title:

COMERICA BANK - CALIFORNIA

By:

Title:

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